Exhibit 5.1

HUNTON ANDREWS KURTH LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218
FILE NO: 044900.0000085

March 18, 2019

Tredegar Corporation
1100 Boulders Parkway
Richmond, Virginia

Registration Statement on Form S-8
Tredegar Corporation 2018 Equity Incentive Plan
and Employee Inducement Awards

Ladies and Gentlemen:

We have acted as special Virginia counsel to Tredegar Corporation, a Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”), as filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”), to register an aggregate of 2,330,000 shares of the Company’s common stock, no par value (the “Common Stock”), consisting of (i) 2,000,000 shares of Common Stock (the “Plan Shares”) issuable pursuant to the Company’s 2018 Equity Incentive Plan (the “Plan”), and (ii) up to 300,000 shares of Common Stock issuable upon the exercise of stock options granted pursuant to the Notice of Nonstatutory Stock Option Grant and Nonstatutory Stock Option Terms and Conditions, to be dated on or about March 21, 2019, and up to 30,000 shares of restricted stock issuable pursuant to the Notice of Stock Award and Stock Award Terms and Conditions, to be dated on or about March 21, 2019, in each case, between the Company and John M. Steitz (such agreements collectively, the “Inducement Award Agreements” and such shares collectively, the “Inducement Shares”).

This opinion is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

For purposes of the opinion expressed below, we have relied upon, among other things, our examination of such documents and records of the Company and certificates of its officers and of public officials as we deemed necessary, including (i) the Company’s Amended and Restated Articles of Incorporation, as amended through the date hereof, (ii) the Company’s Amended and Restated Bylaws, as amended through the date hereof, (iii) the Registration Statement, (iv) resolutions of the Company’s Board of Directors approving the Plan and authorizing the registration and the issuance of the Shares, (v) a copy of the Plan, (vi) a form of the Inducement Agreements and (vii) a certificate issued by the Clerk of the State Corporation Commission of the Commonwealth of Virginia on the date hereof to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing.

ATLANTA   AUSTIN   BANGKOK   BEIJING   BOSTON   BRUSSELS   CHARLOTTE   DALLAS   DUBAI   HOUSTON   LONDON   LOS ANGELES
MIAMI   NEW YORK   NORFOLK   RALEIGH/DURHAM   RICHMOND   SAN FRANCISCO   THE WOODLANDS   TYSONS   WASHINGTON, DC
www.HuntonAK.com

Tredegar Corporation
March 18, 2019

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures and the completion of all deliveries not witnessed by us and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof on such parties (other than the authorization, execution and delivery of certain documents by the Company).

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates of officers of the Company and upon certificates of public officials.  Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

We do not purport to express an opinion on any laws other than the laws of the Commonwealth of Virginia.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1.          The Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia.

2.          The Plan Shares have been duly authorized and, when and to the extent issued in accordance with the terms of the Plan, the Plan Shares will be validly issued, fully paid and nonassessable.

3.          The Inducement Shares have been duly authorized and, when issued in accordance with the terms of the Inducement Agreements, Inducement Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Tredegar Corporation
March 18, 2019

Very truly yours,

/s/ Hunton Andrews Kurth LLP